UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

MusclePharm Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street
Denver, CO 80239
 (Address of Principal Executive Offices)

(800) 210-7369
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On February 3, 2011, MusclePharm Corporation (the “Company”) issued securities exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) of the Securities Act, to  Socius GC II, Ltd.'s (“Socius”) (the “Transaction”).  Pursuant to the Transaction, on February 8, 2011, the Company directed its transfer agent to issue and deliver to Socius 11,500,000 shares of common stock of the Company (the “Shares”), subject to adjustment, in satisfaction of a debt in the amount of $444,250.

The total number of shares of the Company's common stock to be issued to Socius will be adjusted on the 21st trading day following the date on which the Shares are issued as follows: (i) if the number of VWAP Shares (which is calculated based on 70% of the trading volume weighted average price of the Company’s common stock) exceeds the number of Shares initially issued, then the Company will issue to Socius additional shares of the Company's common stock equal to the difference between the number of VWAP Shares and the number of Shares, and (ii) if the number of VWAP Shares is less than the number of Shares, then Socius will return to the Company for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Shares.  In no event will the number of shares of the Company’s common stock issued to Socius cause Socius and its affiliates to, at any time, have beneficial ownership of more than 9.99% of the total number of shares of the Company's common stock then outstanding.

The description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the transaction agreements.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

The offer and sale of the securities described in Item 1.01 were effected in reliance on Section 3(a)(10) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: February 8, 2011	By:	/s/ Brad Pyatt
Brad Pyatt
Chief Executive Officer